Exhibit 10.3

SEPARATE SERIES AGREEMENT

THIS SEPARATE SERIES AGREEMENT, dated as of October 29, 2013 (this “Separate Series Agreement”), is entered into by and among BRE Non-Core Assets Inc. (the “Series A Limited Partner”), as a Limited Partner associated with Series A (as defined below), Non-Core Series GP, LLC (the “Series A General Partner”), as the general partner associated with Series A, Brixmor OP GP LLC, as the general partner (the “General Partner”) of Brixmor Operating Partnership LP (the “Partnership”) on behalf of the Partnership and solely to effect the transactions contemplated by Section I.4 hereof and to evidence its withdrawal as a Limited Partner of the Partnership associated with Series A, BPG Subsidiary Inc., a Delaware corporation (the “Initial Series A Limited Partner”). Capitalized terms used herein and not otherwise defined are used as defined in the Amended and Restated Limited Partnership Agreement of the Partnership, dated as of October 29, 2013, as amended by Amendment No. 1 thereto, dated as of October 29, 2013 (as amended from time to time, the “Partnership Agreement”).

RECITALS

WHEREAS, the Partnership was heretofore formed as a Delaware limited partnership and is governed by and pursuant to the Delaware Revised Uniform Limited Partnership Act (6 Del. C. §17-101, et seq.), as amended from time to time (the “LP Act”) and the Partnership Agreement; and

WHEREAS, the General Partner hereby desires to establish, create and issue the Series in accordance with the Partnership Agreement and to admit the Series A General Partner as the general partner associated with Series A and to admit the Initial Series A Limited Partner as the limited partner of the Partnership associated with Series A in accordance with Section 15.16 of the Partnership Agreement.

WHEREAS, with effect immediately following its admission as a Limited Partner of the Partnership associated with Series A, the Initial Series A Limited Partner desires to irrevocably and absolutely assign, transfer and convey all of its interest as a limited partner of the Partnership associated with Series A (the “Transferred Interest”) to the Series A Limited Partner.

WHEREAS, the Series A Limited Partner has agreed to accept, assume and acquire the Transferred Interest assigned, transferred and conveyed to it and to be bound by the terms and provisions of each of the Separate Series Agreement and the Partnership Agreement.

NOW THEREFORE, in consideration of the mutual promises and obligations contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

I.	CREATION OF SERIES.

1. Series.

In accordance with Section 15.16 of the Partnership Agreement, the General Partner hereby creates, establishes and designates Series A, which shall be a “Series” for purposes of the Partnership Agreement, with such terms as set forth herein and in the Partnership Agreement. For all purposes of the LP Act, this Separate Series Agreement, together with the Partnership Agreement, constitute the “partnership agreement” of the Partnership within the meaning of the LP Act.

2. Name of Series.

The name of the Series established by this Separate Series Agreement shall be “Series A”.

3. Purpose and Powers of Series A.

(a) Series A is formed for the purpose of receiving, acquiring, holding, leasing, managing, encumbering and disposing of the property set forth in the books and records of the Partnership and any proceeds thereof, and to engage in any other lawful business permitted by the LP Act or the laws of any jurisdiction in which Series A may do business, and to do all things necessary or incidental to any of the foregoing.

(b) Series A, and the Series A General Partner acting on behalf of Series A, shall have all the same powers and authority for the accomplishment of the purposes of Series A as the Partnership and the General Partner have under the Partnership Agreement for the accomplishment of the purposes of the Partnership generally; provided, however, that any restrictions or limitations on the powers or authority of the General Partner relating to qualification for REIT status shall not apply to Series A.

(c) Series A shall be a series of the Partnership within the meaning of Section 17-218 of the LP Act and this Separate Series Agreement shall not be deemed to create a company, venture or partnership between or among the Series A Partners or any other Persons with respect to any activities whatsoever other than the activities within the purposes of Series A as specified in Section 3(a) hereof.

4. Transfer of Transferred Interest.

(a) The Initial Series A Limited Partner hereby irrevocably and absolutely assigns, transfers and conveys all of its right, title and interest in and related to the Transferred Interest to the Series A Limited Partner.

(b) Contemporaneously with the assignment, transfer and conveyance described in paragraph (a) above, the Series A Limited Partner hereby (i) accepts the Transferred Interest assigned, transferred and conveyed to it in accordance with paragraph (a) above and assumes, and agrees to pay and perform, all unperformed obligations of the Initial Series A Limited Partner relating to the Transferred Interest, (ii) is admitted as a Limited Partner of the Partnership associated with Series A in respect of the Transferred Interest and (iii) agrees to be bound by all of the terms and conditions of the Separate Series Agreement and the Partnership Agreement.

(c) Each of the General Partner and the Series A General Partner hereby (i) consents to the assignment of the Transferred Interest by the Initial Series A Limited Partner to the Series A Limited Partner and (ii) agrees and acknowledges that all requirements and conditions required under the Separate Series Agreement and the Partnership Agreement for the transfer of the Transferred Interest have been satisfied or otherwise waived.

(d) The books and records of the Partnership shall promptly be revised to reflect the transactions set forth in this Section 4.

5. Management of Series A.

(a) Except as otherwise specifically provided herein, the management, control and operation of Series A shall be vested exclusively in the Series A General Partner, and the Series A General Partner shall have full power and authority and absolute discretion to exercise all powers necessary, convenient or desirable for the accomplishment of the purposes of the Series. The Series A Limited Partner shall not have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of Series A, it properties, or any other Series A Partner.

(b) The Series A Limited Partner agrees that any decision of the Series A General Partner hereunder regarding any action of or matter relating to Series A shall bind the Series A Limited Partner and shall have the same legal effect as the approval of the Series A Limited Partner of such action.

(c) The Series A General Partner shall have the authority to hire agents for Series A and to compensate such agents, notwithstanding the fact that such agents may be affiliated with the Series A General Partner. The Series A General Partner may appoint, employ or otherwise contract with any Person for the transaction of the business of Series A or the performance of services for or on behalf of Series A, and the Series A General Partner may delegate to any such Person such authority to act on behalf of Series A as the Series A General Partner may from time to time deem appropriate.

(d) The Series A General Partner shall be reimbursed by Series A solely from the assets of Series A for all expenses, disbursements and advances incurred or made on behalf of Series A, and other expenses necessary or appropriate to the conduct of Series A’s business and allocable to Series A. Calculation of such reimbursement amounts shall be made by the Series A General Partner. Except as expressly provided in this Separate Series Agreement, Series A General Partner shall not be entitled to any compensation from Series A.

(e) Series A shall purchase and maintain insurance separate and apart from the Partnership generally with respect to liabilities or expenses that may be incurred or related to the activities and business of Series A and its assets.

6. Duties and Obligations of the Partners.

(a) The parties intend to treat Series A as a separate entity (separate from the Partnership generally and any other series of the Partnership), for United States federal, state and local income tax purposes, which is treated as an entity that is disregarded from its owner, the Series A Limited Partner, and no Person shall take any action that is inconsistent with such classification, including, without limitation, making any election to the contrary.

(b) No Series A Partner shall take, or cause to be taken, any action that would result in the Series A Limited Partner having any personal liability for the obligations of Series A. The Series A General Partner shall be under a duty as described herein to conduct the affairs of Series A in a manner that it subjectively believes is in or not opposed to the best interests of Series A and the Series A Limited Partner, including the safekeeping and use of all Series A funds and assets and the use thereof for the exclusive benefit of Series A.

(c) Section 7.6 of the Partnership Agreement shall be applicable, mutatis mutandis, with respect to Series A as if Series A was the Partnership thereunder and as if the Series A General Partner was the General Partner in the definition of “Indemnitee as used therein, as if the Special Limited Partner was not referenced therein, and as if the Series A Limited Partner was the “Holder” thereunder. Notwithstanding the foregoing, the Series A Limited Partner shall indemnify the Series A General Partner from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, the management of Series A, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, the Series A General Partner’s intentional harm or gross negligence.

(d) Notwithstanding any duty otherwise existing at law or in equity, this Separate Series Agreement and the relationship of the Series A Partners in Series A shall not be construed in any manner to preclude any Partner from engaging in any activity whatsoever permitted by applicable law (whether or not such activity may compete, or constitute a conflict of interest, with Series A or any other Series A Partner).

7. Capital Contributions. The Series A Limited Partner’s percentage economic interest in Series A shall be 100%. No Capital Contribution will be required to be made by the Series A Limited Partner. Except as required by the LP Act, neither the General Partner nor the Series A General Partner shall not be obligated to contribute cash or other property to Series A, including in the case of any cash shortfall.

8. Allocations.

(a) All Net Income (Loss) of Series A for each Fiscal Period shall be allocated to the Series A Limited Partner.

(b) The General Partner may allocate any assets, debts, liabilities, expenses or other obligations of the Partnership acquired or incurred by the Partnership wholly or partially in respect of Series A to Series A in such percentages and proportions as the General Partner may determine appropriate in its sole discretion.

9. General Accounting and Tax Matters; Books and Records; Reports.

(a) Each Series A Partner shall be supplied with the information of Series A and the Partnership that is necessary to enable such Partner to prepare in a timely manner its United States federal, state and local income tax returns and such other financial or other statements and reports that are determined by the Series A General Partner.

(b) The Series A General Partner shall keep or cause to be kept books and records pertaining to Series A’s business showing all of its assets and liabilities, receipts and disbursements, realized profits and losses, and all transactions entered into by Series A. Such books and records shall be kept at the office of the Partnership and the Series A Partners and their representatives shall at all reasonable times have free access with respect to the books and records relating to Series A for the purpose of inspecting or copying the same for any purpose reasonably related to such Person’s interest as a Series A Partner. Series A’s books of account shall be kept on an accrual basis or as otherwise provided by the Series A General Partner and otherwise in accordance with generally accepted accounting principles, except that for income tax purposes such books shall be kept in accordance with applicable tax accounting principles.

(c) All determinations, valuations, elections and other matters of judgment required to be made for accounting and tax purposes under this Separate Series Agreement or with respect to Series A shall be made by or under the direction of the Series A General Partner and shall be conclusive and binding on all Series A Partners, former Series A Partners, their successors or legal representatives and any other Person except for computational errors or fraud, and to the fullest extent permitted by law no such Person shall have the right to an accounting or an appraisal of the assets of Series A or any successor thereto except for computational errors or fraud.

(d) If the Series A General Partner determines it necessary, the books of Series A shall be examined, certified and audited annually as of the end of a Fiscal Year, by a recognized firm of independent certified public accountants. For each Fiscal Year of Series A for which the Series A General Partner has so approved an audit, such accountants shall determine and prepare full financial statements, including, without limitation, balance sheets, income statements and statements of changes in the financial position of Series A. The Series A General Partner shall promptly upon receipt of any such financial statements transmit copies thereof to each Series A Partner, together with the report and management letter of such accountants covering the results of such audit. The cost of all audits and reports provided to the Series A Partners pursuant to this paragraph and shall be an expense allocated to Series A.

10. Distributions.

(a) Distributions in respect of Series A shall be made in such amounts and at such times as the Series A General Partner shall determine from time to time after January 15, 2014.

(b) Each distribution in respect of Series A shall be made solely to the Series A Limited Partner or its Transferee.

(c) Notwithstanding any provision of this Separate Series Agreement, the Series A General Partner on behalf of Series A, shall not make any distribution to any Person on account of his, her or its interest in Series A if such distribution would violate the LP Act or other applicable law, or conflict with any agreement to which the Partnership is a party.

11. Redemption of Interests in Series A. Prior to the termination of Series A, the General Partner may, in its sole discretion, subject to the LP Act and other applicable law, transfer the assets and liabilities associated with Series A to the Series A Limited Partner in redemption of the interest of the Series A Limited Partner in Series A and, following such transfer, the General Partner may elect to terminate Series A. In effecting such transfer, the General Partner may admit the Series A Limited Partner as an equity holder in one or more entities that hold the assets and liabilities associated with Series A with substantially similar interests and rights to its interests and rights in Series A.

12. Termination of Series A.

(a) Series A shall terminate and its affairs shall be wound up upon the first to occur of the following: (i) the dissolution of the Partnership, (ii) the written consent of the Series A General Partner upon written notice delivered to the Series A Limited Partner, (iii) an event of withdrawal of a general partner associated with Series A has occurred under the LP Act, (iv) the entry of a decree of judicial termination of Series A under the LP Act or (v) following the redemption of the interest of the Series A Limited Partner in Series A pursuant to Section 11 above; provided, however, Series A shall not be terminated or required to be wound up upon an event of withdrawal of a general partner associated with Series A described in clause (iii) of this paragraph if (x) at the time of such event of withdrawal, there is at least one (1) other general partner associated with Series A who carries on the business of Series A (any remaining general partner associated with Series A being hereby authorized to carry on the business of Series A), or (y) within ninety (90) days after the occurrence of such event of withdrawal, any remaining Series A Partners agree in writing to continue the business of Series A and to the appointment, effective as of the date of the event of withdrawal, of one (1) or more additional general partners associated with Series A. The termination and winding up of Series A shall not, in it of itself, cause the dissolution of the Partnership. The termination of Series A shall not affect the limitation on liabilities of Series A.

(b) Upon termination of Series A, the Series A General Partner or a liquidating trustee, as applicable, shall commence to wind up the affairs of Series A.

(c) Upon the termination of Series A, the assets of Series A shall be applied in the following manner and order:

(i) to pay creditors of Series A, other than Series A Partners, in satisfaction (either by the payment thereof or the making of reasonable provision therefor, including the establishment of reserves in amounts established by the Series A General Partner or the liquidating trustee) of all debts, liabilities, obligations and expenses of Series A, including, without limitation, the expenses occurred in connection with the winding up of Series A;

(ii) to pay, in accordance with the terms agreed among them and otherwise on a pro rata basis, all creditors of Series A who are Series A Partners, either by the payment thereof or the making of reasonable provision therefore; and

(iii) the remaining assets of Series A shall be distributed to the Series A Limited Partner.

13. Transfers of Interests in Series A.

(a) With the written consent of the Series A General Partner, a Series A Partner may sell, exchange, transfer, pledge, hypothecate, assign or otherwise dispose of all or any part of its interest in Series A (a “Transfer”) to any person (a “Transferee”). No Transferee who is not a Series A Partner shall be admitted as a partner associated with Series A as a result of the Transfer except with the prior written consent of the Series A General Partner. Any Transferee who does not become a Series A Partner shall become an assignee in accordance with the LP Act and shall only be entitled to receive the right to share in the profits and losses, to receive distributions and to receive the allocations of income, gain, loss, deduction, credit or similar item to which such Series A Partner was entitled with respect to the Transferred interest, but shall not receive the right to participate in the management and affairs of Series A or to exercise any rights or powers of such Series A Partner.

(b) Any purported Transfer by a Series A Partner of all or any part of its interest in Series A to any Transferee in violation of this Section 13 shall, to the fullest extent permitted by law, be null and void and of no force or effect.

(c) Except as expressly provided in this Separate Series Agreement, a Series A Partner shall have no right to withdraw from the Partnership as a partner associated with Series A prior to the termination and completion of winding up of Series A.

(d) No additional Series A Partner may be admitted to the Partnership and become associated with Series A (whether by Transfer or upon the issuance of a new interest issued in respect of Series A) unless approved by the written consent of the Series A General Partner and the Series A Limited Partner.

(e) The admission of any Person as an additional Series A Partner shall be conditioned upon such Person’s written acceptance and adoption of all the terms and provisions of the Partnership Agreement and this Separate Series Agreement.

II.	MISCELLANEOUS PROVISIONS.

1. Binding Effect.

This Separate Series Agreement is binding upon and inures to the benefit of the parties hereto and, to the extent permitted by this Separate Series Agreement, their respective legal representatives, successors and permitted assigns.

2. Applicable Law.

This Separate Series Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law. In the event of a conflict between any provision of this Separate Series Agreement and any non-mandatory provision of the LP Act, the provisions of this Separate Series Agreement shall control and take precedence.

3. Execution of Additional Instruments.

Each party hereto hereby agrees to execute such other and further statements of interests and holdings, designations and other instruments necessary to comply with any laws, rules or regulations as may be determined by the Series A General Partner.

4. Power of Attorney.

The Series A Limited Partner hereby constitutes and appoints the Series A General Partner with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (i) all certificates and other instruments and all amendments thereof in accordance with the terms hereof which the Series A General Partner deems appropriate or necessary to form, qualify or continue the qualification of, the Partnership as a limited partnership in the State of Delaware and all other jurisdictions in which the Partnership or Series A may conduct business or own property; (ii) all instruments which the Series A General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Separate Series Agreement or the Partnership Agreement, each in accordance with its terms; (iii) all conveyances and other instruments or documents which the Series A General Partner deems appropriate or necessary to reflect the dissolution or termination of the Partnership or the termination of Series A pursuant to the terms of this Separate Series Agreement or the Partnership Agreement; and (iv) all instruments relating to the admission, withdrawal or substitution of any additional or substitute Series A Partner. The power of attorney granted herein is intended to secure an interest in property and, in addition, the obligations of the Series A Limited Partner under this Separate Series Agreement. The power of attorney granted herein shall be irrevocable, is coupled with an interest, and shall survive and not be affected by the dissolution, bankruptcy, incapacity or disability of the Series A Limited Partner and shall extend to its successors and assigns.

5. Construction.

Whenever the singular number is used in this Separate Series Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

6. Severability.

In the event any covenant, condition or other provision of this Separate Series Agreement is held to be invalid or unenforceable by a final judgment of a court of competent jurisdiction, then such covenant, condition or other provision shall be automatically terminated and performance thereof waived, and such invalidity or unenforceability shall in no way affect any of the other covenants, conditions or provisions hereof, and the parties hereto, as applicable shall negotiate in good faith to agree to such amendments, modifications or supplements of or to this Separate Series Agreement or such other appropriate actions as, to the maximum extent practicable, shall implement and give effect to the intentions of the parties as reflected herein.

7. Counterparts.

This Separate Series Agreement may be signed in multiple counterparts, all of which are hereby deemed an original and shall constitute one instrument.

8. Entire Agreement.

This Separate Series Agreement, along with the Partnership Agreement to the extent not modified or superseded herein, constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and thereof and supersede all prior agreements and understandings pertaining thereto. This Separate Series Agreement is intended to supersede the provisions of the Partnership Agreement with respect to the purpose, management, economics (allocations of profit and loss, capital accounts and distributions), and tax characteristics of Series A. The Series A Limited Partner has only the voting and consent rights with respect to the Partnership generally, including with respect to mergers, conversions, domestications and transfers involving the Partnership, and amendments to the Partnership Agreement, that are set forth in Amendment No. 1 to the Partnership Agreement.

9. Amendments.

The General Partner and the Series A General Partner may amend this Separate Series Agreement without the consent of the Series A Limited Partner; provided, however, that the Series A General Partner may not amend this Separate Series Agreement in a manner that materially and adversely affects the Series A Limited Partner without the prior written consent of Series A Limited Partner.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Separate Series Agreement as of the date set forth below.

Date:	10/29/13

Series A General Partner

NON-CORE SERIES GP, LLC

By:	/s/ A. J. Agarwal
	Name:	A. J. Agarwal
	Title:	Senior Managing Director and Vice President

Series A Limited Partner

BRE NON-CORE ASSETS INC.

By:	/s/ A. J. Agarwal
	Name:	A. J. Agarwal
	Title:	Senior Managing Director and Vice President

Solely to effect the transactions contemplated by Section I.4 hereof and to evidence its withdrawal as a Limited Partner of the Partnership associated with Series A

Initial Series A Limited Partner

BPG SUBSIDIARY INC.

By:	/s/ Steven F. Siegel
	Name:	Steven F. Siegel
	Title:	Executive Vice President, General Counsel and Secretary

AGREED TO on behalf of the Partnership:

BRIXMOR OP GP LLC, as General Partner:

By:	BPG SUBSIDIARY INC., as sole Member:

By:	/s/ Steven F. Siegel
	Name:	Steven F. Siegel
	Title:	Executive Vice President, General Counsel and Secretary